Exhibit 99.1

 CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
REPORTS RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 2019

- Net revenues decreased 7% at actual rates but increased 2% at constant rates to US$ 146.6 million -
- Operating income increased 12% at actual rates and 23% at constant rates to US$ 27.6 million -
- OIBDA increased 8% at actual rates and 18% at constant rates to US$ 38.1 million -

HAMILTON, BERMUDA, April 30, 2019 - Central European Media Enterprises Ltd. (“CME” or the “Company”) (NASDAQ/Prague Stock Exchange - CETV) today announced financial results for the three months ended March 31, 2019.

Operational and financial highlights:

•
TV advertising revenues decreased 10% at actual rates and 2% at constant rates in the quarter. In the first four months of 2019, which normalizes the phasing of spending around Easter, TV ad revenues are estimated to have increased 3% at constant rates compared to the same period in 2018.

•	Carriage fees and subscription revenues increased 4% at actual rates and 12% at constant rates in the first quarter.

•	Costs charged in arriving at OIBDA decreased 11% at actual rates and 3% at constant rates.

•	OIBDA margin increased by 360 basis points to 26%.

•	Cash generated from continuing operating activities increased 34% at actual rates to US$ 96.0 million.

•	Unlevered free cash flow increased 33% at actual rates to US$ 94.7 million.

•
CME repaid EUR 60 million of debt from cash generated by the business, which together with the improvement in our operations reduced our net leverage ratio to 3.0x at the end of March from 3.5x at the start of the year.

Michael Del Nin, Co-Chief Executive Officer, commented: "The year has gotten off to an outstanding start, exceeding our previous expectations to such an extent that we are raising our guidance for 2019. With the highest Q1 margin in more than a decade, an 18% improvement in like-for-like OIBDA, and a more than 30% surge in unlevered free cash flow, these are among the best Q1 results in the history of the company. Furthermore, they are bolstered by around 20% growth in TV ad revenues in our two largest markets in April, pushing year-to-date sales well into positive territory after the first quarter was impacted by both sector taxes in Romania and the phasing of spending related to the timing of Easter this year."

Christoph Mainusch, Co-Chief Executive Officer, added: "With the successful launch of the spring season during the first quarter, our main channel in four countries increased year-to-date audience share in both prime time and all day. Carriage fees have transformed the predictability and profitability of several of our businesses, with four segments now seeing margins of more than 25% in Q1. Facing various headwinds in the quarter, we grew our TV ad revenues in three segments, and we increased market share in four of five countries."

In this release we refer to several non-GAAP financial measures, including OIBDA, OIBDA margin, free cash flow, unlevered free cash flow and constant currency percentage movements. Please see “Non-GAAP Financial Measures” below for additional information, including definitions and reconciliations to US GAAP financial measures.

Consolidated results for the three months ended March 31, 2019 and 2018 were:

(US$ 000's, except per share data)	For the Three Months Ended March 31,
(unaudited)	2019	2018	% Actual	% Lfl (1)
Net revenues	$146,559	$156,709	(6.5)%	1.6%
Operating income	27,637	24,581	12.4%	23.2%
Operating margin	18.9%	15.7%	3.2 p.p.	3.3 p.p.
OIBDA	38,057	35,324	7.7%	17.7%
OIBDA margin	26.0%	22.5%	3.5 p.p.	3.6 p.p.
Income from continuing operations	11,751	6,756	73.9%	96.6%
Income from continuing operations per share - basic	0.03	0.02	86.9%	127.0%
Income from continuing operations per share - diluted	$0.03	$0.01	144.8%	197.3%

(1) % Lfl (like-for-like) variance reflects the impact of applying the current period average exchange rates to the prior period revenues and costs.

Teleconference and Audio Webcast Details

CME will host a teleconference and audio webcast to discuss its first quarter results on Tuesday, April 30, 2019 at 9 a.m. New York time (2 p.m. London and 3 p.m. Prague time). The audio webcast and teleconference will refer to presentation slides which will be available on CME's website at www.cme.net prior to the call.

To access the teleconference, U.S. and international callers may dial +1-647-689-5402 ten minutes prior to the start time and reference conference ID 2273725. The conference call will also be audio webcasted via www.cme.net. It can be heard on iPads, iPhones and a range of devices supporting Android and Windows operating systems.

A digital audio replay of the webcast will be available for two weeks following the call at www.cme.net.

Forward-Looking and Cautionary Statements

This press release contains forward-looking statements. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Forward-looking statements reflect our current views with respect to future events and because our business is subject to such risks and uncertainties, actual results, our strategic plan, our financial position, results of operations and cash flows could differ materially from those described in or contemplated by the forward-looking statements.

Important factors that contribute to such risks include, but are not limited to, those factors set forth under "Risk Factors" in our Quarterly Report on Form 10-Q for the period ended March 31, 2019 as well as the following: the effect of changes in global and regional economic conditions; the impact of ending the quantitative easing program implemented by the European Central Bank; the economic, political and monetary impacts of Brexit in our markets; the outcome of our strategic review and its impact on our business; the impact of changes in local tax legislation and the timing of public holidays on advertising spending; levels of television advertising spending and the rate of development of the advertising markets in the countries in which we operate; our ability to refinance our existing indebtedness; the extent to which our debt service obligations and covenants may restrict our business; our exposure to additional tax liabilities as well as liabilities resulting from regulatory or legal proceedings initiated against us; our success in continuing our initiatives to diversify and enhance our revenue streams; our ability to make cost-effective investments in our television businesses, including investments in programming; our ability to develop and acquire necessary programming and attract audiences; and changes in the political and regulatory environments where we operate and in the application of relevant laws and regulations.

The foregoing review of important factors should not be construed as exhaustive. For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" and “Forward-looking Statements” sections in CME's Quarterly Report on Form 10-Q for the period ended March 31, 2019. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

This press release should be read in conjunction with our Quarterly Report on Form 10-Q for the period ended March 31, 2019, which was filed with the Securities and Exchange Commission on April 30, 2019.

We make available free of charge on our website at www.cme.net our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission. Please note that we may announce material information using SEC filings, press releases, public conference calls, webcasts and posts to the Investors section of our website, www.cme.net. In the future, we will continue to use these channels to communicate important information about CME and our operations. Information that we post on our website could be deemed material. Therefore, we encourage investors, the media, our customers and others interested in CME to review the information we post at www.cme.net.

CME is a media and entertainment company operating leading businesses in five Central and Eastern European markets with an aggregate population of approximately 45 million people. CME's operations broadcast 30 television channels in Bulgaria (bTV, bTV Cinema, bTV Comedy, bTV Action, bTV Lady and Ring), the Czech Republic (Nova, Nova 2, Nova Cinema, Nova Sport 1, Nova Sport 2, Nova International, Nova Action and Nova Gold), Romania (PRO TV, PRO 2, PRO X, PRO GOLD, PRO CINEMA, PRO TV International and PRO TV Chisinau), the Slovak Republic (TV Markíza, Markíza International, Doma and Dajto) and Slovenia (POP TV, Kanal A, Brio, Oto and Kino). CME is traded on the NASDAQ Global Select Market and the Prague Stock Exchange under the ticker symbol “CETV”.

###

For additional information, please visit www.cme.net or contact:

Mark Kobal
Head of Investor Relations
Central European Media Enterprises
+420 242 465 576
mark.kobal@cme.net

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ 000's, except share and per share data)
(unaudited)

	For the Three Months Ended March 31,
	2019	2018
Net revenues	$146,559	$156,709
Operating expenses:
Content costs	70,360	78,460
Other operating costs	13,248	14,467
Depreciation of property, plant and equipment	8,226	8,387
Amortization of broadcast licenses and other intangibles	2,194	2,356
Cost of revenues	94,028	103,670
Selling, general and administrative expenses	24,894	28,458
Operating income	27,637	24,581
Interest expense	(8,242)	(17,818)
Other non-operating (expense) / income, net	(3,097)	4,208
Income before tax	16,298	10,971
Provision for income taxes	(4,547)	(4,215)
Income from continuing operations	11,751	6,756
Income from discontinued operations, net of tax	—	316
Net income	11,751	7,072
Net loss attributable to noncontrolling interests	7	178
Net income attributable to CME Ltd.	$11,758	$7,250

PER SHARE DATA:
Net income per share:
Continuing operations — basic	$0.03	$0.02
Continuing operations — diluted	0.03	0.01
Discontinued operations — basic	—	0.00
Discontinued operations — diluted	—	0.00
Attributable to CME Ltd. — basic	0.03	0.02
Attributable to CME Ltd. — diluted	$0.03	$0.01

Weighted average common shares used in computing per share amounts (000's):
Basic	264,199	158,039
Diluted	265,211	241,905

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(US$ 000's)
(unaudited)

	March 31, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$80,032	$62,031
Other current assets	263,098	312,062
Total current assets	343,130	374,093
Property, plant and equipment, net	110,347	117,604
Goodwill and other intangible assets, net	968,225	984,256
Other non-current assets	23,967	12,408
Total assets	$1,445,669	$1,488,361

LIABILITIES AND EQUITY
Accounts payable and accrued liabilities	$127,222	$120,468
Current portion of long-term debt and other financing arrangements	5,802	5,545
Other current liabilities	38,453	13,679
Total current liabilities	171,477	139,692
Long-term debt and other financing arrangements	700,694	782,685
Other non-current liabilities	81,526	67,293
Total liabilities	$953,697	$989,670

Series B Convertible Redeemable Preferred Stock	$269,370	$269,370

EQUITY
Common Stock	$20,262	$20,228
Additional paid-in capital	2,004,188	2,003,518
Accumulated deficit	(1,566,318)	(1,578,076)
Accumulated other comprehensive loss	(235,961)	(216,650)
Total CME Ltd. shareholders' equity	222,171	229,020
Noncontrolling interests	431	301
Total equity	222,602	229,321
Total liabilities and equity	$1,445,669	$1,488,361

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(US$ 000's)
(unaudited)

	For the Three Months Ended March 31,
	2019	2018
Net cash generated from continuing operating activities	$96,009	$71,495
Net cash used in continuing investing activities	(4,359)	(5,353)
Net cash used in continuing financing activities	(71,736)	(60,526)
Net cash provided by discontinued operations	—	9,554
Impact of exchange rate fluctuations on cash and cash equivalents	(1,913)	2,515
Net increase in cash and cash equivalents	$18,001	$17,685

Supplemental disclosure of cash flow information:
Cash paid for interest (including guarantee fees)	$3,093	$4,883
Cash paid for income taxes, net of refunds	$6,318	$4,120

Supplemental disclosure of non-cash financing activities:
Accretion on Series B Convertible Redeemable Preferred Stock	$—	$2,447

Segment Data
We manage our business on a geographical basis, with five reporting segments: Bulgaria, the Czech Republic, Romania, the Slovak Republic and Slovenia. These segments reflect how CME Ltd.’s operating performance is evaluated by our chief operating decision makers, who we have identified as our co-Chief Executive Officers, how operations are managed by segment managers, and the structure of our internal financial reporting.
We evaluate our consolidated results and the performance of our segments based on net revenues and OIBDA. Intersegment revenues and profits have been eliminated in consolidation.
Below are tables showing our net revenues and OIBDA by segment for the three months ended March 31, 2019 and 2018:

(US$ 000's)	For the Three Months Ended March 31,
(unaudited)	2019	2018	% Actual	% Lfl (1)
Net revenues
Bulgaria	$19,293	$19,433	(0.7)%	6.9%
Czech Republic	50,316	51,534	(2.4)%	6.4%
Romania	38,810	45,961	(15.6)%	(7.5)%
Slovak Republic	21,332	22,953	(7.1)%	0.1%
Slovenia	17,850	17,530	1.8%	9.6%
Intersegment revenues	(1,042)	(702)	NM (2)	NM (2)
Total net revenues	$146,559	$156,709	(6.5)%	1.6%

(US$ 000's)	For the Three Months Ended March 31,
(unaudited)	2019	2018	% Act	% Lfl (1)
OIBDA
Bulgaria	$6,121	$2,981	105.3%	121.2%
Czech Republic	14,947	15,370	(2.8)%	6.1%
Romania	17,533	18,893	(7.2)%	1.7%
Slovak Republic	1,729	1,103	56.8%	71.5%
Slovenia	4,931	4,653	6.0%	14.1%
Elimination	48	16	NM (2)	NM (2)
Total Operating Segments	45,309	43,016	5.3%	14.9%
Corporate	(7,252)	(7,692)	5.7%	(2.2)%
Total OIBDA	$38,057	$35,324	7.7%	17.7%

(1) % Lfl (like-for-like) variance reflects the impact of applying the current period average exchange rates to the prior period revenues and costs.
(2) Number is not meaningful.

Non-GAAP Financial Measures
In this release we refer to several non-GAAP financial measures, including OIBDA, OIBDA margin, free cash flow and unlevered free cash flow. We believe that each of these metrics is useful to investors for the reasons outlined below. Non-GAAP financial measures may not be comparable to similar measures reported by other companies. Non-GAAP financial measures should be evaluated in conjunction with, and are not a substitute for, US GAAP financial measures.
We evaluate our consolidated results and the performance of our segments based on net revenues and OIBDA. We believe OIBDA is useful to investors because it provides a meaningful representation of our performance, as it excludes certain items that do not impact either our cash flows or the operating results of our operations. OIBDA and unlevered free cash flow are also used as components in determining management bonuses.
OIBDA includes amortization and impairment of program rights and is calculated as operating income / loss before depreciation, amortization of intangible assets and impairments of assets and certain unusual or infrequent items that are not considered by our co-Chief Executive Officers when evaluating our performance. Our key performance measure of the efficiency of our consolidated operations and our segments is OIBDA margin. We define OIBDA margin as the ratio of OIBDA to net revenues.
Following a repricing of our Guarantee Fees in March 2017 and April 2018, we pay interest and related Guarantee Fees on our outstanding indebtedness in cash. In addition to this obligation to pay Guarantee Fees in cash, we expect to use cash generated by the business to pay certain Guarantee Fees that were previously paid in kind. These cash payments are all reflected in free cash flow; accordingly we believe unlevered free cash flow, defined as free cash flow before cash payments for interest and Guarantee Fees, best illustrates the cash generated by our operations when comparing periods. We define free cash flow as net cash generated from continuing operating activities less purchases of property, plant and equipment, net of disposals of property, plant and equipment and excluding the cash impact of certain unusual or infrequent items that are not included in costs charged in arriving at OIBDA because they are not considered by our co-Chief Executive Officers when evaluating performance. For additional information regarding our business segments, see Item 1, Note 19, "Segment Data" in our Form 10-Q.
While our reporting currency is the dollar, our consolidated revenues and costs are divided across a range of European currencies and CME Ltd.’s function currency is the Euro. Given the significant movement of the currencies in the markets in which we operate against the dollar, we believe that it is useful to provide percentage movements based on actual percentage movements (“% Act”), which includes the effect of foreign exchange, as well as like-for-like percentage movements (“% Lfl”). The like-for-like percentage movement references reflect the impact of applying the current period average exchange rates to the prior period revenues and costs. Since the difference between like-for-like and actual percentage movements is solely the impact of movements in foreign exchange rates, our discussion in this release includes constant currency percentage movements in order to highlight those factors influencing operational performance. The incremental impact of foreign exchange rates is presented in the tables accompanying such analysis.

(US$ 000's)	For the Three Months Ended March 31,
(unaudited)	2019	2018
Operating income	$27,637	$24,581
Depreciation of property, plant and equipment	8,226	8,387
Amortization of intangible assets	2,194	2,356
Total OIBDA	$38,057	$35,324

(US$ 000's)	For the Three Months Ended March 31,
(unaudited)	2019	2018
Net cash generated from continuing operating activities	$96,009	$71,495
Capital expenditures, net of proceeds from disposals	(4,359)	(5,353)
Free cash flow	91,650	66,142
Cash paid for interest (including mandatory cash-pay guarantee fees)	3,093	4,883
Unlevered free cash flow from continuing operating activities	$94,743	$71,025